UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2016

Summit Materials, Inc.

Summit Materials, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36873	47-1984212
Delaware	333-187556	26-4138486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Wynkoop Street, 3rd Floor

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 893-0012

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 23, 2016, Summit Materials, LLC (“Summit LLC”), an indirect subsidiary of Summit Materials, Inc. (“Summit Inc.”), entered into a purchase agreement (the “Purchase Agreement”) by and among Summit LLC, Summit Materials Finance Corp. (“Finance Corp.” and together with Summit LLC, the “Issuers”), the subsidiary guarantors named on the signature pages thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and on behalf of the several initial purchasers named therein (the “Initial Purchasers”), providing for the issuance and sale of $250.0 million in aggregate principal amount of the Issuers’ 8.500% Senior Notes due 2022 (the “Notes”) in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes will be issued at 100.0% of their par value with a coupon of 8.500%. Interest on the Notes is payable semi-annually on April 15 and October 15 of each year commencing on October 15, 2016. The Notes will mature on April 15, 2022. The offering is expected to close, subject to customary closing conditions, on March 8, 2016. The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

Summit LLC intends to use the proceeds from the offering to fund the acquisition of Boxley Materials Company, replenish cash used for the acquisition of American Materials Company and to pay fees and expenses incurred in connection with the offering and the acquisitions.

Certain of the Initial Purchasers and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for Summit LLC and Summit Inc. from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services Summit LLC and Summit Inc. in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Certain of the Initial Purchasers or their affiliates serve as agents and/or lenders under Summit LLC’s senior secured credit facilities. Blackstone Advisory Partners L.P., one of the Initial Purchasers, is also an affiliate of The Blackstone Group L.P. (“Blackstone”). Blackstone and its affiliates indirectly controlled approximately 50.3% of the combined voting power of Summit Inc.’s Class A and Class B common stock as of February 17, 2016.

Item 7.01. Regulation FD Disclosure.

On February 23, 2016, Summit Inc. issued a press release announcing the pricing of $250.0 million aggregate principal amount of senior notes due 2022 privately offered by the Issuers. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information included under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99,1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically incorporated by reference into any such filing.

The information included in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report on Form 8-K, including the exhibits hereto, contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the registrants’ filings with the Securities and Exchange Commission. The registrants disclaim any obligation to update forward-looking statements, except as may be required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Summit Materials, Inc. dated February 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2016	SUMMIT MATERIALS, INC.
SUMMIT MATERIALS, LLC

	By:	/s/ Anne Lee Benedict
	Name:	Anne Lee Benedict
	Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of Summit Materials, Inc. dated February 23, 2016.